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[BAIRD LOGO/LETTERHEAD]

                                                                    EXHIBIT 23.8


                 CONSENT OF ROBERT W. BAIRD & CO. INCORPORATED

     Robert W. Baird & Co. Incorporated hereby consents to the inclusion in the Prospectus/Proxy Statement of Aurora Biosciences Corporation and PanVera Corporation, as part of this Amendment No. 1 to Registration Statement on Form S-4 of Aurora Biosciences Corporation, of its opinion dated November 3, 2000. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                        /s/ ROBERT W. BAIRD & CO.
                                        ----------------------------------
                                        ROBERT W. BAIRD & CO. INCORPORATED


February 6, 2001